Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 4, 2022, with respect to the consolidated financial statements of Savers Value Village, Inc. (Successor), formerly known as S-Evergreen Holding LLC, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

July 13, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 4, 2022, with respect to the consolidated financial statements of S-Evergreen Holding Corp. (Predecessor), included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

July 13, 2022